UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 31, 2007

Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 Executive Drive, Suite 340
West Orange, New Jersey 07052		07052
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 31, 2007, the Board of Directors of Lincoln Educational Services Corporation (the “Company”) approved a plan (the "Plan") to cease operations at three of its campuses: Lincoln Technical Institute location in Plymouth Meeting, PA, and Lincoln College of Technology locations in Norcross, GA, and Henderson, NV. As a result of this decision, the Company concluded that the carrying value of the goodwill and certain long-lived assets associated with those campuses was impaired under generally accepted accounting principles. Accordingly, the Company will recognize a non-cash charge of $0.07 per share, or a pre-tax charge of $3.0 million for the quarter ending June 30, 2007. The Company also expects to incur additional types of costs associated with this action, including, but not limited to, lease termination costs, early contract termination costs and employee retention and benefits costs; however, those costs and the expected completion date of the Plan cannot be reasonably estimated at this time.

On August 2, 2007, the Company issued a press release announcing its plans to cease operations at three of its campuses. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 2.06	Material Impairments.

The information disclosed above in Item 2.05 is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of Lincoln Educational Services Corporation dated August 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION
Date:  August 2, 2007

By:  /s/ Cesar Ribeiro

Name:  Cesar Ribeiro
Title:    Senior Vice President, Chief Financial Officer and Treasurer